Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
TriQuint Semiconductor, Inc.:
Under date of February 27, 2012, we reported on the consolidated balance sheets of TriQuint Semiconductor, Inc. and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011, as contained in the annual report on Form 10-K for the year 2011. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.
In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
We consent to the incorporation by reference in the registration statements (No. 333-81245 and No. 333-36112) on Form S-3 and (No.333-08891, No. 333-08893, No. 333-02166, No. 333-75464, No. 333-31585, No. 333-48883, No. 333-66707, No. 333-74617, No. 333-81273, No. 333-39730, No. 333-39732, No. 333-61582, No. 333-65850, No. 333-89242, No. 333-102085, No. 333-105701, No. 333-115809, No. 333-120407, No. 333-125269, No. 333-134470, No. 333-143337, No. 333-151192, No. 333-157725, No. 333-159201, No. 333-165549, No. 333-174327, No. 333-177548) on Form S-8 of the Company of our report dated February 27, 2012 with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of the Company.
/s/ KPMG LLP
Portland, Oregon
February 27, 2012